Exhibit 99.2

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U.S. District Court

Southern District of New York

Notice of Electronic Filing

The following transaction was entered on 6/24/2025 at 4:39 PM EDT and filed on 6/24/2025

Case Name:	FT Global Capital, Inc. v. Future FinTech Group, Inc.
Case Number:	1:24-mc-00257-AKH
Filer:
WARNING: CASE CLOSED on 06/10/2024
Document Number:	57

Docket Text:

STIPULATION AND ORDER REGARDING SHARE CERTIFICATE: Now, therefore, upon the Patties' agreement, it is HEREBY ORDERED that 1. The U.S. Marshal shall return the stock certificate to FTFT's transfer agent; 2. This Stipulation and Order is without prejudice to FT Global's right to seek enforcement of the Order, Dkt. 49, in the event that FTFT breaches the Settlement Agreement. SO ORDERED. (Signed by Judge Alvin K. Hellerstein on 6/24/2025) (ar)

1:24-mc-00257-AKH Notice has been electronically mailed to:

Thomas James Fleming	tfleming@olshanlaw.com,docketclerk@olshanlaw.com

Matthew Michael Wawrzyn	Matthew.Wawrzyn@fisherbroyles.com,stephen@wawrzynlaw.com

JacquelineYuet Ma	jma@olshanlaw.com

1:24-mc-00257-AKH Notice has been delivered by other means to:

The following document(s) are associated with this transaction:

Document description:Main Document

Original filename:n/a

Electronic document Stamp:

[STAMP dcecfStamp_ID=1008691343 [Date=6/24/2025] [FileNumber=33216781-0] [68580db21eef49bcbf104f5f688cbeedfbd2de36a7ff50e67cdd1eef8057efaf90 f335af486550727221ca2781ac3bbce253ccb0613f1beb9fa40c9c3ff91b25]]